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                                                                    EXHIBIT 23.4

                                   CONSENT OF
                         INTERNATIONAL DATA CORPORATION

    We consent to the incorporation by reference in this registration statement of WORLDWIDE INTERNET SERVICES MARKET AND TRENDS FORECAST, 1998-2003 and HOW REAL IS INTERNET COMMERCE?, two International Data Corporation reports, and to all references to us and to such reports appearing in this registration statement on Form S-1 of AppNet Systems, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                          INTERNATIONAL DATA CORPORATION

                                          By: /S/ ALEXA MCLOUGHAN
                                             -----------------------------------

                                              Alexa McLoughan
                                             Senior Vice President

October 28, 1999